                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                             CELLPRO, INCORPORATED
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              CELLPRO, INCORPORATED

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 OCTOBER 7, 1998

TO THE STOCKHOLDERS OF CELLPRO, INCORPORATED:

         The Annual Meeting of Stockholders of CellPro, Incorporated (the "Company"), a Delaware corporation, will be held on Wednesday, October 7, 1998, at 10:00 a.m. local time, at the Company's corporate headquarters located at 22215 26th Avenue S.E., Bothell, Washington 98021, for the purpose of considering and voting on the following matters:

         1. Election of directors to serve for the ensuing year or until their successors are duly elected and qualified.

         2. Ratification of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending March 31, 1999.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only stockholders of record at the close of business on August 10, 1998 are entitled to notice of and to vote at the annual meeting or any adjournment thereof.

         All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to sign and return the enclosed Proxy as promptly as possible in the envelope enclosed for that purpose.

         Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

                                           Sincerely,



                                           Richard D. Murdock,
                                           President and Chief Executive Officer

July 29,1998

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, AND COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                              CELLPRO, INCORPORATED
                             22215 26TH AVENUE, S.E.
                            BOTHELL, WASHINGTON 98021


                                 PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON OCTOBER 7, 1998

         The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors of CellPro, Incorporated, a Delaware corporation (the "Company"), for use at the Company's Annual Meeting of Stockholders to be held on October 7, 1998 (the "Annual Meeting") at 10:00 a.m., or any adjournment thereof, at the Company's corporate headquarters located at 22215 26th Avenue, S.E., Bothell, Washington 98021. The Company expects that proxy solicitation materials will be mailed on or about August 17, 1998 to all stockholders entitled to vote at the Annual Meeting.


                                     GENERAL

STOCKHOLDERS ENTITLED TO VOTE

         Stockholders of record at the close of business on August 10, 1998 (the "Record Date") will be entitled to vote at the Annual Meeting. The Company believes that there will be approximately 14,633,127 shares of Common Stock, $.001 par value, issued and outstanding on the Record Date. As of July 29, 1998, no shares of the Company's Preferred Stock were outstanding, and the Company believes that no shares of the Company's Preferred Stock will be outstanding on the Record Date. With regard to all matters submitted to a vote at the Annual Meeting, each share of Common Stock is entitled to one vote.

QUORUM

         The presence, in person or by Proxy, of the holders of a majority of the shares of Common Stock outstanding on August 10, 1998 will constitute a quorum to conduct business.

VOTING

         Stockholders of record may vote their proxies by marking, signing, dating and mailing their proxies in the postage-paid envelope provided. If the proxy is properly executed and returned, the shares will be voted in accordance with the stockholder's instructions. If no instructions are given with respect to a matter, the proxy will be voted in accordance with the recommendations of the Board of Directors set forth herein.

         A stockholder may, with respect to the election of directors (i) vote for all six nominees named herein, (ii) withhold authority to vote for all such nominees or (iii) vote for all of such nominees other than any nominee with respect to which the stockholder withholds authority to vote. The six candidates receiving the highest number of affirmative votes in person or by Proxy at the Annual Meeting will be elected directors of the Company. A stockholder may, with respect to the ratification of the selection of PricewaterhouseCoopers LLP as auditors (i) vote "FOR," (ii) vote "AGAINST" or (iii) "ABSTAIN" from voting. An affirmative vote of a majority of the shares present in person or by Proxy and entitled to vote at the Annual Meeting is required for approval of such matter. Abstentions will be counted as shares present for determining the presence of a quorum; such shares also will be treated as shares present and entitled to vote, which will have the same effect as a vote against such matter, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved or not.

REVOCABILITY OF PROXIES

         Any person giving a Proxy has the power to revoke it at any time before its exercise. It may be revoked by filing a notice of revocation or another signed Proxy with a later date with the Vice President and General Counsel of the Company at the Company's principal corporate offices, CellPro, Incorporated, 22215 26th Avenue, S.E., Bothell, Washington 98021. You may also revoke your Proxy by attending the Annual Meeting and voting in person. Stockholders whose shares are held in the name of a broker, bank or other holder of record may not vote in person at the meeting unless they have first obtained a proxy, executed in the stockholder's favor, from the holder of record.

SOLICITATION

         The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional soliciting materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of the Company. No compensation will be paid to these individuals for any such services. The Company also reserves the right to have an outside solicitor conduct the solicitation of proxies and to pay such solicitor for its services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

         Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1999 Annual Meeting must be received by the Company no later than February 19, 1999 to be included in the Company's proxy statement and form of proxy relating to that meeting.

SHARE OWNERSHIP

         Stockholders of record on August 10, 1998 are entitled to notice of and to vote at the Annual Meeting. The Company believes that approximately 14,633,127 shares of the Company's Common Stock, $.001 par value, will be issued and outstanding on such date. As of July 29, 1998, no shares of the Company's Preferred Stock were outstanding, and the Company believes that no shares of the Company's Preferred Stock will be outstanding as of August 10, 1998. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved or not. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder.

         The following table sets forth information known to the Company regarding the ownership of the Company's Common Stock as of: (a) May 31, 1998, for (i) each director and nominee, (ii) each executive officer named in the Summary Compensation table beginning on page 7 and (iii) all executive officers and directors of the Company as a group; and (b) March 31, 1998, for all persons or entities who were known by the Company to be beneficial owners of five percent (5%) or more of the Company's Common Stock as of such date. Unless otherwise indicated, each of the following stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

                                                                  Number of
                       Name and Address                            Shares       Percent of Total Shares*
                       ----------------                            ------       ------------------------
Corange International Limited (1)............................     1,160,362               7.9%
   Church and Parliament Streets
   Hamilton, HM 12
   Bermuda

Boehringer Mannheim Corporation (2)..........................     1,000,000               6.8%
   101 Orchard Ridge Drive
   Gaithersburg, Maryland 20878

Amerindo Investment Advisors Inc. (3)........................       957,500               6.5%
   One Embarcadero Center, Suite 2300
   San Francisco, California 94111

Richard D. Murdock (4).......................................       466,688               3.2%

Larry G. Culver (5)..........................................       271,098               1.9%

S. Joseph Tarnowski, Ph.D. (5)...............................       162,704               1.1%

Joseph S. Lacob (5)..........................................       107,147                 **

Cindy A. Jacobs, Ph.D., M.D. (4).............................        73,328                 **

Edward F. Kenney (4).........................................        49,272                 **

Charles P. Waite, Jr. (5)....................................        31,165                 **

Joshua L. Green (4) (6)......................................        25,841                 **

Kenneth W. Anstey (4)........................................        20,000                 **

All directors and executive
officers as a group (10 people) (7)..........................     1,218,076               8.3%

----------
* Percentage determined by calculating a fraction, the numerator of which is based on share ownership as of the applicable disclosed date and the denominator of which is the total number of shares expected to be outstanding on the Record Date.

**       Less than 1.0%

(1) Based on a March 1998 Schedule 13(G) filing but without verification from Corange International Limited.

(2) Based on a March 1998 Schedule 13(G) filing but without verification from Boehringer Mannheim Corporation.

(3) Based on a February 1998 Schedule 13(G) filing but without verification from Amerindo Investment Advisors Inc.

(4) Represents options granted under the Company's Restated 1989 Stock Option Plan (the "Stock Option Plan") that may be exercised within 60 days of May 31, 1998.

(5) Includes shares of Common Stock which the following directors and executive officers have the right to acquire within 60 days of May 31, 1998 upon exercise of stock options granted under the Stock Option
         Plan: Mr. Culver, 261,098 shares; Mr. Lacob, 40,567 shares; Dr. Tarnowski, 161,604 shares; Mr. Waite, 30,000 shares; and Mr. Green, 25,000 shares.

(6) Includes 841 shares held by a revocable trust of which Mr. Green is a trustee, as to which shares Mr. Green has shared voting and investment power with his spouse as co-trustee.

(7) Includes options to purchase an aggregate of 1,137,823 shares granted under the Stock Option Plan held by directors and executive officers that may be exercised within 60 days of May 31, 1998.

                 MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

                      PROPOSAL ONE -- ELECTION OF DIRECTORS

         The Bylaws of the Company provide that the Board of Directors shall be comprised of not less than five nor more than nine directors, with the exact number to be fixed by the Board. The current number of directors is six. At the Annual Meeting, six directors are to be elected to serve until the Company's next Annual Meeting or until their successors are duly elected and qualified. The Board of Directors has selected six nominees, all of whom are current directors of the Company. Each person nominated for election has agreed to serve if elected and management is not aware of any nominee who is unable to serve. IT IS INTENDED THAT ALL PROXIES IN THE ACCOMPANYING FORM, UNLESS CONTRARY INSTRUCTIONS ARE GIVEN, WILL BE VOTED FOR THE NOMINEES NAMED BELOW. The six candidates receiving the highest number of affirmative votes in person or by proxy at the Annual Meeting will be elected directors of the Company.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE FOLLOWING NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY UNTIL THE NEXT ANNUAL MEETING OR UNTIL THEIR SUCCESSORS HAVE BEEN ELECTED AND QUALIFIED.

NOMINEES

         Set forth below is information regarding the nominees, including information furnished by them as to principal occupations, certain other directorships held by them, any arrangements pursuant to which they were selected as directors or nominees and their ages as of June 15, 1998.

                                                                                          Year First
                              Name                                    Age              Elected Director
                              ----                                    ---              ----------------
         Kenneth W. Anstey......................................      52                     1996

         Larry G. Culver........................................      48                     1995

         Joshua L. Green........................................      42                     1995

         Joseph S. Lacob........................................      42                     1989

         Richard D. Murdock.....................................      51                     1992

         Charles P. Waite, Jr...................................      43                     1989

BACKGROUND OF DIRECTORS

         MR. ANSTEY has served as a Director of the Company since February 1996. Since July 1997, he has been President and Chief Executive Officer of ORATEC Interventions, Inc., a medical device company focusing on the orthopedic markets of orthoscopic surgery and minimally evasive therapies for back pain. Mr. Anstey served as President and Chief Executive Officer of Biofield Corporation, an early stage medical device company which is developing breast cancer detection technologies, from 1995 to 1997. From 1991 until he joined Biofield in 1995, Mr. Anstey was President and Chief Executive Officer of Mitek Surgical Products, Inc., a suture anchoring device company. Mr. Anstey also serves as a Director for Vision-Sciences, Inc., which develops and markets an innovative sheath for various endoscopes. Mr. Anstey received an M.B.A. in 1970 from Michigan State University.

         MR. CULVER has served as a Director of the Company since May 1995. From February 1996 to June 1998, Mr. Culver was Executive Vice President and Chief Operating Officer of the Company. Mr. Culver joined the Company as Vice President of Finance and Administration and Chief Financial Officer in March 1991 and became Senior Vice President in August 1993. In July 1998, he joined Metapath Software Corporation, a telecommunications software company, as its Chief Financial Officer and Senior Vice President of Finance and Operations. Mr. Culver received an M.B.A. in 1977 from the University of Wisconsin.

         MR. GREEN has served as a Director of the Company since June 1995. He has been a director with the law firm of Venture Law Group since August 1995. From 1980 until he joined Venture Law Group, Mr. Green had been an associate and partner with the law firm of Brobeck, Phleger & Harrison L.L.P. Mr. Green has served as Secretary of the Company since 1989. Mr. Green received a B.A. and J.D. from the University of California at Los Angeles in 1977 and 1980, respectively.

         MR. LACOB, a co-founder of the Company, has been Chairman of the Board since 1990. He has served as a Director of the Company since March 1989 and served as its Acting President from March 1989 to November 1989. Mr. Lacob has been a general partner of Kleiner Perkins Caufield & Byers, a venture capital firm, since May 1992. Mr. Lacob serves as a Director for the following public companies: Heartport, Inc., which develops systems and procedures for minimally invasive cardiac surgery; Corixa, Inc., which develops vaccines for cancer and infectious diseases; Pharmacyclics, Inc., which develops macrocyclic chemistry for treatment of diseases such as cancer and atherosclerosis and for diagnostic imaging procedures; and Sportsline U.S.A., an internet sports web site. Mr. Lacob holds an M.P.H. from the University of California, Los Angeles and received an M.B.A. in 1983 from Stanford University.

         MR. MURDOCK has served as President of the Company since December 1991 and Chief Executive Officer and a Director of the Company since June 1992. From August 1991 to December 1991, he served as Vice President of Marketing and Corporate Development. Mr. Murdock has also served in the following capacities for the following subsidiaries of the Company: as a Director of CellPro Europe N.V./S.A. since April 1992, of CellPro France S.A.R.L. since April 1994, of CellPro Deutschland GmbH since January 1994, of CellPro Italia s.r.l. since December 1994, of CellPro Biotech Iberica S.L. since May 1995, of CellPro Asia-Pacific Pty. Ltd. since November 1996 and as a Director, President and Chief Executive Officer of CellPro II, Inc. since October 1993. Mr. Murdock is also a member of the Board of Directors of SangStat Medical Corporation, which is developing medical products related to organ transplantation. Mr. Murdock received a B.S. in Zoology in 1969 from the University of California at Berkeley.

         MR. WAITE has served as a Director of the Company since March 1989. Mr. Waite has been a general partner of Olympic Venture Partners II, a venture capital firm, since 1987. Mr. Waite is also a member of the Board of Directors for Verity, Inc, which develops and markets tools for locating information on the Internet and other databases and Cardima, Inc., which develops and markets diagnostic and therapeutic catheters. He received an M.B.A. in 1983 from Harvard University.

         There are no family relationships among executive officers or directors of the Company.

OTHER EXECUTIVE OFFICERS

         CINDY A. JACOBS, PH.D., M.D. was named Vice President of Clinical Research in April 1996. Dr. Jacobs joined the Company in October 1993 as Director of Clinical Research and was subsequently named Director of Worldwide Clinical Research. From 1985 until October 1993 Dr. Jacobs served in various research and management positions including Associate Medical Director, Clinical Research, for Immunex Corporation, a biopharmaceutical company involved in the development, manufacture and sale of products to treat cancer, autoimmune disorders and infectious diseases. Dr. Jacobs received a B.S. from Montana State University in 1979, a Ph.D. from Washington State University in 1984, and an M.D. from the University of Washington Medical School in 1989.

         S. JOSEPH TARNOWSKI, PH.D. joined the Company as Vice President of Operations in June 1992. He was appointed to the position of Vice President of Research and Development in June 1995 and became Senior Vice President and Chief Technical Officer in December 1996. From November 1986 to May 1992, Dr. Tarnowski was Director, Process and Product Development of Scios Nova Inc. (formerly California Biotechnology Inc.), a company that develops recombinant human proteins for therapeutic uses. Dr. Tarnowski received a Ph.D. in Biochemistry from the University of Tennessee in 1979 and was a Postdoctoral Fellow at the Roche Institute of Molecular Biology from 1979 to 1981.

         EDWARD F. KENNEY joined the Company as Vice President of Marketing and Sales in February 1997. From 1987 to 1996 he served in various sales, marketing and business development positions at Cetus Corporation and Chiron Corporation (these two companies merged in 1991). From 1991 to 1996, Mr. Kenney was Vice President, Marketing and Sales for Chiron Therapeutics, and in 1995 and 1996, he served as general manager of that division's North American business. In 1986 and 1987, Mr. Kenney was a marketing manager in the cardiovascular therapy area at Boehringer Ingelheim, and from 1978 to 1986, he served in various sales, marketing and business development capacities at Bristol Myers Corporation. Mr. Kenney received a B.S. degree in Zoology in 1974 and an M.S. degree in Natural Resources in 1977 from Ohio State University.

         MARK J. HANDFELT joined the Company as General Counsel and Vice President of Law and Investor Relations in December 1997. He was appointed Vice President of Law and Administration, General Counsel and Assistant Secretary in June 1998. From May 1995 to November 1997, Mr. Handfelt was Merger and Acquisition Counsel for Tribune Company, in Chicago, Illinois. Prior to May 1995, Mr. Handfelt was an associate at Vedder, Price, Kaufman & Kammholz in Chicago, Illinois. Mr. Handfelt received a B.A. from the University of Iowa in 1985 and a J.D. from Northwestern University in 1988.

BOARD COMMITTEES AND MEETINGS

         During the fiscal year ended March 31, 1998 ("Fiscal 1998"), the Board of Directors held 13 meetings. The Board of Directors has an Audit Committee, a Compensation Committee and a Stock Option Committee, and does not have a Nominating Committee.

         The Audit Committee consists of two directors, Mr. Green and Mr. Waite. The Audit Committee is primarily responsible for approving the services performed by the Company's independent accountants and reviewing their reports regarding the Company's accounting practices and systems of internal accounting controls. The Audit Committee held one meeting during Fiscal 1998.

         The Compensation Committee consists of two directors, Mr. Lacob and Mr. Waite. The Compensation Committee reviews and approves the Company's general compensation policies, sets compensation levels for the Company's executive officers and administers the Company's Restated 1989 Stock Option Plan. During Fiscal 1998, the Compensation Committee held no meetings and acted by unanimous written consent on nine occasions.

         The Stock Option Committee consists of one director, Mr. Murdock. The Stock Option Committee has authority to grant options under the Discretionary Option Grant Program of the Company's Restated 1989 Stock Option Plan to optionees other than officers and director-level employees of the Company. During Fiscal 1998, the Stock Option Committee acted by unanimous written consent on 90 occasions.

         No director serving for the full fiscal year attended fewer than seventy-five percent (75%) of the aggregate number of meetings of the Board of Directors and meetings of the Committees of the Board on which he serves.

DIRECTORS' COMPENSATION

         Outside directors receive cash compensation in the amount of $15,000 per year for service on the Board. This fee is conditioned upon attendance at seventy-five percent (75%) of all Board meetings held during each year of Board service, measured from the date of the Annual Meeting at which the Director is elected by the stockholders, and is pro-rated for any year in which such Director serves for less than one full year. In addition, outside Board members receive options on shares of the Company's Common Stock pursuant to the automatic grant program of the Company's Restated 1989 Stock Option Plan. Board members are reimbursed for their expenses for each meeting attended. In accordance with the automatic option grant program, on August 1, 1997, each of Messrs. Lacob, Waite, Green and Anstey received an automatic option grant to purchase 10,000 shares of Common Stock at the exercise price of $3.25 per share, the fair market value on the date of grant. Each option will become exercisable for all of the option shares one year after the grant date, provided that the individual continues as a member of the Board and participates in seventy-five percent (75%) of all Board meetings held during such one-year period. Each option has a maximum term of 10 years measured from the grant date, subject to earlier termination upon the individual's cessation of Board service. However, the option will become exercisable earlier for all of the option shares upon an acquisition of the Company or its business, whether by merger or asset sale. Directors who are employees of the Company will not receive any automatic option grants but are eligible to receive options or stock appreciation rights under the Company's Restated 1989 Stock Option Plan at the discretion of the Compensation Committee.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table provides certain summary information concerning compensation earned, for services rendered in all capacities to the Company and its subsidiaries for each of the last three fiscal years, by the Company's Chief Executive Officer and each of the four highest-paid executive officers of the Company who earned more than $100,000 in salary and bonus (hereafter referred to as the "named executive officers") for the fiscal year ended March 31, 1998:

                                                                                   Long-term
                                                                                 Compensation
                                                     --------------------------- ---------------
                                                         Annual Compensation         Awards
                                                     -------------- ------------ ---------------
                                                                                   Securities
                     Name and               Year                                   Underlying
                     Principal             Ended                                    Options          All Other
                 Position (1) (2)        March 31,   Salary ($) (3)  Bonus ($)        (#)          Compensation
                 ----------------        ---------   --------------  ---------        ---          ------------
           Richard D. Murdock               1998       $283,500           --         50,000 (5)      $5,657 (9)
             President and Chief                                                    325,000 (6)
             Executive Officer                                                      224,500 (7)
                                            1997       $270,000      $67,500 (4)         --              --
                                            1996       $236,250      $56,288        174,500 (8)          --

           Larry G. Culver                  1998       $215,000           --         25,000 (5)      $4,848 (9)
             Executive Vice President,                                              200,000 (6)
             Chief Operating Officer,                                               170,000 (7)
             Chief Financial Officer        1997       $200,000      $50,000 (4)     15,000              --
             and Assistant Secretary        1996       $179,000      $41,888        140,000 (8)          --

           S. Joseph Tarnowski, Ph.D.       1998       $182,000           --         25,000 (5)      $4,838 (9)
             Senior Vice President and                                               75,000 (6)
             Chief Technical Officer                                                157,000 (7)
                                            1997       $173,017      $40,778 (4)     35,000              --
                                            1996       $157,500      $35,438         50,000              --

           Cindy A. Jacobs, Ph.D., M.D.     1998       $160,000           --         25,000 (5)      $3,585 (9)
             Vice President of Clinical                                              50,000 (6)
             Research                                                                75,100 (7)
                                            1997       $143,269      $34,743 (4)     15,000              --
                                            1996       $130,245      $20,000             --              --



           Edward F. Kenney                 1998       $185,000           --         25,000 (5)      $2,200 (9)
             Vice President of                                                       25,000 (6)
             Marketing and Sales                                                     80,000 (7)
                                                                                     20,000
                                            1997        $22,354           --             --              --
                                            1996             --           --             --              --

(1) The Company has one executive officer in addition to the named executive officers, Mark J. Handfelt who joined the Company as General Counsel and Vice President of Law and Investor Relations in December 1997. He was appointed Vice President of Law and Administration, General Counsel and Assistant Secretary, effective June 1, 1998.

(2) Effective June 15, 1998, Mr. Culver resigned as Executive Vice President, Chief Operating Officer, Chief Financial Officer and Assistant Secretary.

(3) Salary includes amounts deferred under the Company's Employees' Retirement Plan.

(4) Includes compensation which the named executive officer earned during the fiscal year ended March 31, 1997, payment of which was contingent upon the named executive officer's continued employment with the Company on July 1, 1997 in the following amounts: Mr. Murdock, $27,000; Mr. Culver, $20,000; Dr. Tarnowski, $16,312; and Dr. Jacobs, $13,898.

(5) Options granted during the fiscal year ending March 31, 1999, under the Stock Option Plan in lieu of payment of cash bonuses for fiscal year ended March 31, 1998.

(6) Options granted during the fiscal year ended March 31, 1998, upon stockholder approval at the Company's 1997 Annual Meeting, made in connection with repricing of options described in footnote 7.

(7) Includes certain options that were granted prior to the fiscal year ended March 31, 1997, then subsequently cancelled and partially replaced with lower priced options during the fiscal year ended March 31, 1998, including, in the case of Mr. Murdock and Mr. Culver, repriced options described in footnote 8. See also Option Repricing table on page 12.

(8) Includes certain options that were granted prior to the fiscal year ended March 31, 1996, then subsequently cancelled and partially replaced with lower priced options during such fiscal year.

(9) Compensation amount equal to the market value of Company Common Stock contributed to account of named executive officer pursuant to the Company's 401k Retirement Plan calculated on the date of such contribution.

STOCK OPTIONS

         The following table contains information concerning the grant of stock options under the Company's Restated 1989 Stock Option Plan to the named executive officers:

                        OPTION GRANTS IN LAST FISCAL YEAR


                              Individual Grants                                     Potential Realizable Value at
                                                                                    Assumed Annual Rates of Stock
                                                                                    Price Appreciation for Option
                                                                                               Term (6)
--------------------------------------------------------------------------------------------------------------------
                                  # of
                               Securities
                               Underlying   % of Total
                                 Options      Options
                               Granted in    Granted to
                                  Last       Employees
                               Fiscal Year   in Fiscal       Exercise   Expiration
            Name                (#) (1)        Year        Price ($)(4)  Date (5)    0%($)       5% ($)       10% ($)
            ----                -------        ----        ------------  --------    -----       ------       -------
  Richard D. Murdock,           325,000         26%           5.32       6/20/07      --       1,087,359     2,755,581
     President and Chief        224,500 (2)     17% (3)       5.32       6/20/07      --         751,114     1,903,470
     Executive Officer

  Larry G. Culver, Executive    200,000         16%           5.32       6/20/07      --         669,144     1,695,742
     Vice President, Chief      170,000 (2)     13% (3)       5.32       6/20/07      --         568,772     1,441,381
     Operating Officer, Chief
     Financial Officer and
     Assistant Secretary

  S. Joseph Tarnowski,           75,000          6%           5.32       6/20/07      --         250,929       635,903
     Ph.D., Senior Vice         157,000 (2)     12% (3)       5.32       6/20/07      --         525,278     1,331,157
     President and Chief
     Technical Officer

  Cindy A. Jacobs, Ph.D.,        50,000          4%           5.32       6/20/07      --         167,286       423,935
     M.D., Vice President of     75,100 (2)      6% (3)       5.32       6/20/07      --         251,264       636,751
     Clinical Research

  Edward F. Kenney, Vice         25,000          2%           5.32       6/20/07      --          83,643       211,968
     President of Marketing      80,000 (2)      6% (3)       5.32       6/20/07      --         267,658       678,297
     and Sales                   20,000          2%           2.00      12/15/07      --          25,156        63,750

------------------------------

(1) Generally, each option granted to an employee of the Company becomes exercisable for twenty-five percent (25%) of such option one year after the employee's hire date ("Anniversary Date") with the balance becoming exercisable in a series of 36 equal monthly installments thereafter. Options granted after the Anniversary Date generally become exercisable in a series of 48 equal monthly installments measuring from the grant date. The Compensation Committee may, in its discretion, grant options with different vesting schedules than described above. Each option granted is an incentive stock option to the extent it does not exceed applicable limits set by the tax laws. For each option that exceeds such limits, the number of shares underlying the option grant is allocated between two options, the first an incentive stock option up to the applicable limits and the second a non-statutory option for the balance of the shares. In each case, vesting continues only so long as employment or an approved consulting relationship with the Company or one of its subsidiaries continues. To the extent not already exercisable, the options generally become exercisable upon a sale, transfer or other disposition of all of the assets of the Company or a merger or consolidation pursuant to which either (i) the Company does not survive or (ii) ownership of more than fifty percent (50%) of the voting power of the Company's stock is transferred to different holders, unless the option is assumed or replaced with a comparable option by the surviving entity or the option is replaced with a comparable cash incentive program of the successor corporation based on the value of the option. In addition, the Compensation Committee of the Board of Directors may accelerate the vesting, upon such conditions as it may impose, in the event of (i) the acquisition by one or more related parties of more than fifty percent (50%) of the voting power of the Company's stock pursuant to a tender or exchange offer not recommended by the Board of Directors or (ii) a change in the composition of the Board of Directors over a period of not less than two years pursuant to which persons who were directors at the beginning of the period (or nominated by a majority of the continuing directors) cease to represent a majority of the Board of Directors. Options granted to outside directors are described in "Directors' Compensation" beginning on page 7.

(2) Options held by the named executive officer which were granted prior to or during the fiscal year ended March 31, 1997, and which were repriced during the fiscal year ended March 31, 1998. See also Option Repricing table on page 12.

(3) Percentages related to repriced options determined by calculating a fraction, the numerator of which is the aggregate of all option grants to the named executive officer prior to or during the fiscal year ended March 31, 1997, and which such officer surrendered for repricing, and the denominator of which is the aggregate of all option grants to all employees prior to or during the fiscal year ended March 31, 1998 and which were surrendered for repricing.

(4) The exercise price may be paid in cash or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes. The Compensation Committee may also assist an optionee in the exercise of an option by (i) authorizing a loan from the Company in a principal amount not exceeding the aggregate exercise price plus any tax liability incurred in connection with the exercise or (ii) permitting the optionee to pay the option price in installments over a period of years upon terms established by the Compensation Committee.

(5) The options are also subject to "limited stock appreciation rights" pursuant to which certain options, to the extent exercisable and outstanding for at least six months at the time of a "Hostile Takeover" in which more than fifty percent (50%) of the shares acquired are acquired from parties other than directors and executive officers of the Company, will automatically be canceled in return for cash payment to the optionee equal to the difference between the then market price of the stock subject to the option (or, if higher, the highest price paid per share for stock by the acquirer in the Hostile Takeover) and the exercise price.

(6) There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed five percent (5%) and ten percent (10%) levels or at any other defined level. Unless the market price of the Common Stock does in fact appreciate over the option term, no value will be realized from the option grants made to the executive officers.

         The following table provides information, with respect to the named executive officers, concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the last fiscal year:


             AGGREGATED OPTION EXERCISES IN 1998 FISCAL YEAR AND 1998 FISCAL YEAR END OPTION VALUES
---------------------------- ----------- ----------- ------------------------------- ------------------------------

                                                      Number of Unexercised Options
                             Shares      Value           at Fiscal Year-End (#)          Value of Unexercised
           Name              acquired    Realized                                       in-the-Money Options at
                             on          (Market                                        FY-End (Market price of
                             exercise    price at                                      shares at FY-end ($3.63)
                                (#)      exercise                                        less exercise price)
                                         less
                                         exercise                                                 ($)
                                         price) ($)
                                                     ------------- ----------------- ------------ -----------------
                                                     Exercisable    Unexercisable    Exercisable   Unexercisable
---------------------------- ----------- ----------- ------------- ----------------- ------------ -----------------
Richard D. Murdock                    0           0       431,271           193,229            0                 0
  President and Chief
  Executive Officer
---------------------------- ----------- ----------- ------------- ----------------- ------------ -----------------

Larry G. Culver                       0           0       236,852           143,898       35,798                 0
  Executive Vice
  President, Chief
  Operating Officer, Chief
  Financial Officer and
  Assistant Secretary
---------------------------- ----------- ----------- ------------- ----------------- ------------ -----------------

S. Joseph Tarnowski, Ph.D.            0           0       148,269            83,731            0                 0
  Senior Vice President
  and Chief Technical
  Officer
---------------------------- ----------- ----------- ------------- ----------------- ------------ -----------------

Cindy A. Jacobs, Ph.D., M.D.          0           0        63,220            61,880            0                 0
  Vice President of
  Clinical Research
---------------------------- ----------- ----------- ------------- ----------------- ------------ -----------------

Edward F. Kenney                      0           0        38,855            86,145       10,188            22,413
  Vice President of
  Marketing and Sales
---------------------------- ----------- ----------- ------------- ----------------- ------------ -----------------

OPTION REPRICINGS

         The following table provides information regarding the repricing of certain options held by the Company's executive officers which were granted prior to or during the fiscal year ended March 31, 1997, but were repriced during the fiscal year ending March 31, 1998.


 ----------------------------- ------------ ------------- ------------- ------------- ----------- -----------------
                                             Number of
                                             Securities      Market       Exercise                   Length of
                                             Underlying     Price of      Price at    New         Original Option
                                              Options       Stock at      Time of     Exercise     Term Remaining
             Name                           Repriced or     Time of      Repricing      Price        at Date of
                                  Date        Amended      Repricing         or          ($)        Repricing or
                                                (#)            or        Amendment                   Amendment
                                                           Amendment        ($)
                                                              ($)
 ----------------------------- ------------ ------------- ------------- ------------- ----------- -----------------
 Richard D. Murdock                6/20/97     50,000       5.32          10.75         5.32            4.86
   President and Chief             6/20/97    174,500       5.32          10.50         5.32            7.99
   Executive Officer
 ----------------------------- ------------ ---------- --------------- ------------- ------------ -----------------

 Larry G. Culver                   6/20/97     15,000       5.32           8.00         5.32            4.15
   Executive Vice President,       6/20/97     90,000       5.32          10.50         5.32            7.99
   Chief Operating Officer,        6/20/97     50,000       5.32          14.50         5.32            8.66
   Chief Financial Officer         6/20/97     15,000       5.32          12.75         5.32            4.15
   and Assistant Secretary
 ----------------------------- ------------ ---------- --------------- ------------- ------------ -----------------

 S. Joseph Tarnowski, Ph.D.        6/20/97     72,000       5.32          10.75         5.32            4.86
   Senior Vice President and       6/20/97     50,000       5.32          13.50         5.32            8.28
   Chief Technical Officer         6/20/97     35,000       5.32          12.75         5.32            9.46
 ----------------------------- ------------ ---------- --------------- ------------- ------------ -----------------

 Cindy A. Jacobs, Ph.D., M.D.      6/20/97        100       5.32          29.75         5.32            6.55
   Vice President of               6/20/97     30,000       5.32          10.50         5.32            7.99
   Clinical Research               6/20/97     30,000       5.32          16.50         5.32            8.78
                                   6/20/97     15,000       5.32           6.48         5.32            9.78
 ----------------------------- ------------ ---------- --------------- ------------- ------------ -----------------
 Edward F. Kenney                  6/20/97     80,000       5.32          10.50         5.32            9.66
   Vice President of
   Marketing and Sales
 ============================= ============ ========== =============== ============= ============ =================

COMPENSATION COMMITTEE REPORT ON REPRICED OPTIONS

         In June 1997, the Compensation Committee determined that it was in the best interest of the Company to cancel and replace the then-existing stock option grants to the officers and other full-time employees of the Company with exercise prices in excess of the then-current fair market value of the Company's Common Stock. This decision was made after the Company received an adverse ruling from the Court in a patent infringement case against plaintiffs Baxter Healthcare Corporation, Becton Dickinson and Company and Johns Hopkins University involving an antibody used by the Company in its CEPRATE(R) SC Stem Cell Concentration System. This led to, among other things, a significant decrease in the price of the Company's Common Stock. (See the Company's Annual Report on Form 10-K for a more detailed discussion of this patent infringement litigation.)

         The objectives of the Company's Stock Option Plan are to promote the interests of the Company by providing employees and certain consultants or independent contractors an incentive to acquire a proprietary interest in the Company and to continue to render services to the Company. It was the view of the Compensation Committee that stock options with exercise prices substantially above the current market price of the Company's Common Stock were viewed negatively by Company employees and provided little, if any, equity incentive to such employees. The Compensation Committee concluded that such option grants seriously undermined the specific objectives of the Stock Option Plan and should properly be canceled and replaced. In making this decision, the Compensation Committee also considered the fairness of such a determination in relation to other shareholders. In the opinion of the Committee, the stockholders' long-term best interests were clearly served by the retention and motivation of the employees and officers who remained at the Company following receipt of the Court's ruling.

         For these reasons, the Committee decided that effective June 20, 1997 (the "Grant Date") all Company employees holding stock options with exercise prices in excess of the fair market value of the Company's Common Stock could receive a one-for-one replacement of their then-existing unexercised stock options with a new exercise price set at $5.32 per share, the fair market value of the Company's Common Stock on the Grant Date. The new lower-priced options were subject to the same terms and vesting schedule as the associated higher-priced options.

         All replacement options for the Company's executive officers were subject to a six-month waiting period before any repriced options could be exercised. None of the Company's consultants, independent contractors or non-employee members of the Board of Directors received any repriced stock options.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors sets the base salary of the Company's executive officers, approves individual bonus programs for executive officers and administers the Company's Restated 1989 Stock Option Plan under which grants may be made to executive officers and other key employees. The following is a summary of policies of the Committee that affect the compensation paid to executive officers, as reflected in the tables and text set forth elsewhere in this Proxy Statement.

         GENERAL COMPENSATION POLICY. The Committee's overall policy is to offer the Company's executive officers competitive compensation opportunities based upon their personal performance, the financial performance of the Company and their contribution to that performance. One of the Committee's primary objectives is to have a substantial portion of each officer's compensation contingent upon the Company's performance as well as upon his or her own level of performance. Each executive officer's compensation package is comprised of three elements: (i) base salary that reflects individual performance and is designed primarily to be competitive with salary levels in the industry, (ii) annual variable performance awards payable in cash and tied to the achievement of annual goals for each functional area established by the Committee and (iii) stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders. Generally, as an officer's level of responsibility increases, a greater portion of his or her total compensation will be dependent upon Company performance and stock price appreciation rather than base salary.

         FACTORS. Several important factors considered in establishing the components of each executive officer's compensation package for the 1998 fiscal year are summarized below. Additional factors were taken into account to a lesser degree. The Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years. However, it is presently contemplated that all compensation decisions will be designed to further the overall compensation policy described above.

         * BASE SALARY. The base salary for each officer is set on the basis of personal performance, the salary levels in effect for comparable positions in similarly situated companies within the biotechnology industry, and internal comparability considerations. The Committee believes that the Company's most direct competitors for executive talent are not limited to the companies that the Company would use in a comparison for stockholder returns. Therefore, the compensation comparison group is not the same as the industry group index in the Performance Graph on page 15.

         * ANNUAL INCENTIVE COMPENSATION. Annual bonuses, set as a targeted percentage of salary, are earned by each executive officer on the basis of the Company's achievement of corporate performance targets established by the Committee at the start of the fiscal year and on achievement of personal performance objectives set for each officer. Bonuses were weighted sixty-five percent (65%) on achievement of corporate objectives, and thirty-five percent (35%) on achievement of individual objectives. For fiscal year 1998, the Compensation Committee determined that no executive bonuses would be paid as a result of resource conservation efforts associated with an adverse ruling from the U.S. District Court for the District of Delaware in a patent infringement case against the Company brought by Baxter Healthcare Corporation, Becton Dickinson and Company and The Johns Hopkins University.

         * STOCK-BASED INCENTIVE COMPENSATION. The Committee approves periodic grants of stock options to each of the Company's executive officers under the Company's Restated 1989 Stock Option Plan. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant generally allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years), thus providing a return to the executive officer only if the market price of the shares appreciates over the option term. The size of the option grant to each executive officer is set at a level that the Committee deems appropriate in order to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, but also takes into account comparable awards to individuals in similar positions in the industry as reflected in external surveys, the individual's potential for future responsibility and promotion over the option vesting period, and the individual's personal performance in recent periods.

         CEO COMPENSATION. In setting the compensation payable during fiscal 1998 to the Company's Chief Executive Officer, Richard D. Murdock, the Committee used the same factors as described above for the executive officers.

EMPLOYEE RETENTION ARRANGEMENTS

         In September 1997, the Company executed executive retention agreements for each of Mr. Murdock, Mr. Culver, Dr. Tarnowski and Dr. Jacobs. Each agreement provides that upon the occurrence of a "significant corporate event" each executive will be entitled to a payment equal to 2.99 times such executive's "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended. All stock options granted by the Company to the above named executives become immediately exercisable upon a "significant corporate event." A "significant corporate event" means (a) the acquisition by any person, entity or group of securities of the Company representing twenty percent (20%) or more of the total equity interests of the Company, (b) a merger or consolidation of the Company whether or not approved by the Board of Directors of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (c) the sale or disposition of assets of the Company approved by the Board of Directors representing (i) at least twenty percent (20%) of the Company's total assets,
(ii) a value of at least $20 million or (iii) all or substantially all of the tangible assets directly related to the manufacture or sale of the Company's CEPRATE(R) Products. Each agreement terminates upon the earlier to occur of (i) termination of executive's employment with the Company or (ii) September 30, 2000.

         The Company's agreements with Mr. Murdock and Mr. Culver also provide that in the event that such executive's employment with the Company is terminated for any reason, the executive will be entitled to a severance payment equal to six months of such executive's base salary. The Company is also obligated to deposit with an escrow agent an amount equal to six months of such executive's base salary. Beginning on the seventh month anniversary of such executive's termination date and ending on the twelfth month anniversary of such date, the escrow agent is obligated to disburse an amount, in the event such executive has not obtained new employment, equal to one-sixth of such escrow deposit, except to the extent the executive shall receive compensation for services rendered to another person or entity, in which case the escrow agent is obligated to reduce payments to the executive on a dollar-for-dollar basis in respect of such other compensation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The members of the Compensation Committee are Mr. Lacob and Mr. Waite. Neither Mr. Lacob nor Mr. Waite was at any time during the year ended March 31, 1998, or any other time an officer or employee of the Company, except that Mr. Lacob served as Acting President from March to November 1989.

PERFORMANCE GRAPH

         The following graph shows a comparison of the cumulative total stockholder returns for the Company, the Standard & Poor's SmallCap 600 Index and the Hambrecht & Quist Healthcare Index for the period from March 31, 1993 through March 31, 1998.



                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                AMONG CELLPRO, INC., THE S & P SMALLCAP 600 INDEX
                   AND THE HAMBRECHT & QUIST HEALTHCARE INDEX



                                          3/94      3/95      3/96     3/97      3/98
                                           $         $         $         $        $
                                          ----      ----      ----     ----      ----
         CELLPRO, INC.                    149        71       100       41        23

         S & P SMALLCAP 600               109       114       150       163      240

         HAMBRECHT & QUIST  HEALTHCARE     96       123       190       184      253


* $100 invested on March 31, 1993, in CellPro Common Stock, the Standard & Poor's SmallCap 600 Index and the Hambrecht & Quist Healthcare Index -- assuming reinvestment of dividends.

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding Compensation Committee Report on Executive Compensation and the preceding Performance Graph shall not be incorporated by reference into any such filings, nor shall such Report or graph be incorporated by reference into any future filings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During the fiscal year ended March 31, 1998, the Company granted options to purchase shares of its Common Stock to its outside directors pursuant to the automatic grant program of its Stock Option Plan.

         Joshua L. Green, a member of the Board of Directors of the Company, is a director in the law firm Venture Law Group, which acts as corporate counsel to the Company.

         The Company's Restated Certificate of Incorporation and Restated Bylaws provide for indemnification of directors, officers and other agents of the Company. Each of the current directors, and certain officers and agents of the Company have entered into separate indemnification agreements with the Company.

             PROPOSAL TWO -- RATIFICATION OF INDEPENDENT ACCOUNTANTS

         The Board of Directors has appointed the firm of PricewaterhouseCoopers LLP, independent accountants, to audit the financial statements of the Company for the fiscal year ending March 31, 1999, and is asking the stockholders to ratify this appointment.

         In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the best interests of the Company and its stockholders. The affirmative vote of the holders of a majority of the Company's voting shares represented and voting at the Annual Meeting is required to ratify the selection of PricewaterhouseCoopers LLP.

         PricewaterhouseCoopers LLP has audited the Company's financial statements annually since 1989. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING MARCH 31, 1999.

                                  ANNUAL REPORT

         A copy of the Annual Report of the Company for the fiscal year ended March 31, 1998, will be mailed with this Proxy Statement on or about August 17, 1998 to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

                                    FORM 10-K

         The Company files an Annual Report on Form 10-K with the Securities and Exchange Commission. Stockholders may obtain a copy of this report, without charge, by request to the Vice President of Law and Administration, at the Company.


      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent (10%) of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater-than-ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5s were required for such persons, the Company believes that all filing requirements applicable to its officers, directors, and greater-than-ten-percent beneficial owners during the period from April 1, 1997 to March 31, 1998 have been satisfied.

                                  OTHER MATTERS

         The Company knows of no matters that will be presented for consideration at the Annual Meeting other than the matters set forth in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.


              THE BOARD OF DIRECTORS

-------------
                  Please mark
      X           votes as in this
                  example
-------------

The Board of Directors recommends a vote FOR each of the directors listed below and a vote FOR the other proposals. This Proxy, when properly executed, will be voted as specified below. This Proxy will be voted FOR the election of the directors listed below and FOR the other proposals if no specification is made.


1. To elect the following directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified:

NOMINEES: Kenneth W. Anstey, Larry G. Culver, Joshua L. Green, Joseph S. Lacob, Richard D. Murdock, Charles P. Waite, Jr.

                      FOR                 WITHHOLD AUTHORITY TO VOTE
                      /__/                     /__/


/__/ For all nominees except as noted above by striking out the applicable name(s)

2. To ratify the Board of Directors' selection of PricewaterhouseCoopers LLP to serve as the Company's independent accountants for the fiscal year ending March 31, 1999.

     FOR          AGAINST             ABSTAIN
     /__/          /__/                /__/



3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     FOR          AGAINST             ABSTAIN
     /__/          /__/                /__/


MARK HERE FOR ADDRESS CHANGE    /__/           _________________________________
AND PROVIDE NEW ADDRESS
                                               _________________________________

                                               _________________________________


Please sign your name:

Signature:_________________________________            Date:____________________



Signature:_________________________________            Date:____________________

                              CELLPRO INCORPORATED
                 ANNUAL MEETING OF STOCKHOLDERS, OCTOBER 7, 1998
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              CELLPRO, INCORPORATED

PROXY

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held October 7, 1998 and the Proxy Statement and appoints Richard D. Murdock the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of CellPro, Incorporated (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the Company's offices at 22215 26th Avenue, S.E., Bothell, WA 98021, on Wednesday, October 7, 1998 at 10:00 a.m. (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

          (CONTINUED AND TO BE SIGNED ON REVERSE SIDE) SEE REVERSE SIDE